As filed with the Securities and Exchange Commission on February 2, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TELUS International (Cda) Inc.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Province of British Columbia (State or other jurisdiction of incorporation or organization)	7374 (Primary Standard Industrial Classification Code Number)	98-1362229 (I.R.S. Employer Identification Number)

Floor 7, 510 West Georgia Street

Vancouver, BC V6B 0M3

(604) 695-3455

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Corporation Service Company

19 West 44th Street

Suite 200

New York, NY 10036

Telephone: 1-800-927-9800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michel E. Belec

Chief Legal Officer

TELUS International (Cda) Inc.

Floor 7, 510 West Georgia Street

Vancouver, BC V6B 0M3

Lona Nallengara Jason Lehner Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022-6069 (212) 848-4000	Desmond Lee James Brown Osler, Hoskin & Harcourt LLP 100 King Street West, Suite 6200 Toronto, ON M5X 1B8, Canada (416) 362-2111	Andrew J. Foley Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019-6064 (212) 373-3000	Robert Carelli David Tardif Stikeman Elliott LLP 1155 René-Lévesque Blvd. West 41st Floor Montréal, QC H3B 3V2, Canada (514) 397-3000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒   File No. 333-251993

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging Growth Company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†                                           The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(1)(2)	Amount of Registration Fee
Subordinate voting shares, no par value	4,216,667	$25.00	$105,416,675	$11,500.96

(1)                                     Includes shares of additional subordinate voting shares that the underwriters have the option to purchase.

(2)                                     Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act of 1933, as amended. The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $958,333,325 on a registration statement on Form F-1, as amended (File No. 333-251993), which was declared effective by the Securities and Exchange Commission on February 2, 2021. Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, the amount of securities being registered hereunder at the proposed maximum aggregate offering price per share represents no more than 20% of the maximum aggregate offering price of the securities initially registered pursuant to the registrant’s registration statement on Form F-1, as amended (File No. 333-251993).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

TELUS International (Cda) Inc. is filing this registration statement with the Securities and Exchange Commission pursuant to Rule 462(b) and General Instruction V of Form F-1, both promulgated under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of the registration statement on Form F-1, as amended (File No. 333-251993), of TELUS International (Cda) Inc., including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on February 2, 2021, are incorporated by reference into this registration statement.

The required opinions and consents are listed on an exhibit index attached hereto and filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on February 2, 2021.

By:	/s/ JEFFREY PURITT
	Name:	Jeffrey Puritt
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JEFFREY PURITT	President and Chief Executive Officer and Director (Principal Executive Officer)	February 2, 2021
Jeffrey Puritt

/s/ VANESSA KANU	Chief Financial Officer (Principal Financial Officer)	February 2, 2021
Vanessa Kanu

/s/ JANESH PATEL	Vice President of Finance & Controller (Principal Accounting Officer)	February 2, 2021
Janesh Patel

*	Director	February 2, 2021
Josh Blair

*	Director	February 2, 2021
Olin Anton

*	Director	February 2, 2021
Kenneth Cheong

*	Director	February 2, 2021
Tony Geheran

*	Director	February 2, 2021
Doug French

*	Director	February 2, 2021
Stephen Lewis

*	Director	February 2, 2021
Jimmy Mahtani

*By:	/s/ JEFFREY PURITT
Jeffrey Puritt Attorney-in-fact

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Signature of Authorized U.S. Representative of Registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of TELUS International (Cda) Inc., has signed this Registration Statement on February 2, 2021.

TELUS International (U.S.) Corp.
By:	/s/ CHARLES A. KOSKOVICH

	Name:	Charles A. Koskovich
	Title:	Director, TELUS International (U.S.) Corp

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
5.1	Opinion of Osler, Hoskin & Harcourt LLP as to the validity of the shares
23.1	Consent of Deloitte LLP
23.2	Consent of KPMG AG Wirtschaftsprüefungsgesellschaft
23.3	Consent of BDO USA, LLP
23.4	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.1)
24.1*	Powers of Attorney

*                                         Filed as part of the registration statement on Form F-1 (File No. 333-251993).

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